AMENDMENT
                                    TO THE
                         ARROW ELECTRONICS SAVINGS PLAN
                         (as restated December 28, 1994)

     The Arrow Electronics Savings Plan as restated December 28, 1994 and as subsequently amended, is hereby further amended by revising Section 8.13 to read as follows:

          8.13  Prior Plan Distribution Forms. The portions of the Accounts of
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     Members attributable to balances transferred from prior plans will be eligible for installment or annuity forms of distributions that were available under such plans if distribution in respect thereof is to commence as of a date on or before February 1, 2002, and the Member's vested Accounts at termination of employment exceed $5,000. All amounts distributable to a Member whose employment terminates for any reason shall be paid in cash in a single sum, unless the Member (a) had such a right to an alternative distribution form and (b) elected prior to February 2, 2002 to receive payment in such form starting as of or prior to February 1, 2002.

     The date applicable under Section 8.13 as so revised assumes that each Member will be furnished with a summary of this amendment that satisfies the requirements of regulations relating to summaries of material modifications at least 90 days before such date. In the event that any Member does not receive such a summary within that time period, the amendment shall be effective with respect to that Member on the earlier of the 90th day after the Member has been furnished such a summary, or January 1, 2003.

                                             ARROW ELECTRONICS, INC.
                                             By:
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                                             Date:
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ATTEST:
By:
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Date:
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